Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $0.71 for the Quarter Ended March 31, 2017

OMAHA, Neb.--(BUSINESS WIRE)--April 18, 2017--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $0.71 on net income available to common shareholders of $0.5 million for our second fiscal quarter ended March 31, 2017.

“We continue to invest in our wholesale business to enhance our leadership position in the convenience distribution industry. We are expanding our foodservice and technology capabilities as the needs of our customers grow in complexity. This approach has served to differentiate us from our competition,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are actively seeking acquisitions that can benefit from our extensive platform of customer service and are evaluating several geographic growth opportunities as our customer base expands.”

For the second fiscal quarter of 2017, our Wholesale Distribution Segment reported revenues of $287.3 million and operating income of $2.7 million. Our Retail Health Food Segment reported revenues of $6.7 million and an operating loss of $0.2 million for the same period.

“Our annual spring trade show in Kansas City was well received by our customers and vendors. This annual event provides momentum as we enter our customers’ peak selling season,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment. She further noted, “As we expand into new territories we are implementing the logistics investments and technology necessary to support our customers’ geographic growth.”

“We are pleased with the progress of our new store in Orlando. Our management team is developing market driven enhancements to our core business model in order to compete in this highly challenging retail environment,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment.

“We actively manage our working capital and liquidity which provides an ability to respond quickly to the dynamic environments in which both of our business segments operate. This conservative approach provides us significant flexibility to act in the long term best interest of the many constituencies we serve. Both of our business segments are utilizing financial resources in the course of making the investments necessary for long term competitive success,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the March 31, 2017 quarter with shareholders’ equity of $67.1 million and consolidated debt of $8.3 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2017 and September 30, 2016

	March	September
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash	$248,760	$605,380
Accounts receivable, less allowance for doubtful accounts of $0.7 million at March 2017 and $0.7 million at September 2016	27,737,863	30,033,104
Inventories, net	45,707,269	48,404,882
Deferred income taxes	1,182,299	1,441,919
Income taxes receivable	282,435	164,959
Prepaid and other current assets	7,829,685	8,608,049
Total current assets	82,988,311	89,258,293

Property and equipment, net	12,373,290	12,607,877
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,626,812	3,759,311
Other assets	340,936	288,082
Total assets	$105,679,176	$112,263,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,255,595	$18,164,983
Accrued expenses	6,299,199	6,792,884
Accrued wages, salaries and bonuses	2,653,577	3,580,996
Current maturities of long-term debt	367,982	362,495
Total current liabilities	26,576,353	28,901,358

Credit facility	5,102,578	10,537,226
Deferred income taxes	4,080,631	4,021,569
Long-term debt, less current maturities	2,836,070	3,021,824
Other long-term liabilities	32,123	30,815

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 678,938 shares outstanding and issued at March 2017 and 677,057 shares outstanding and issued at September 2016	8,314	8,184
Additional paid-in capital	20,782,045	19,525,554
Retained earnings	59,775,503	58,693,241
Treasury stock at cost	(13,514,441)	(12,476,381)
Total shareholders’ equity	67,051,421	65,750,598
Total liabilities and shareholders' equity	$105,679,176	$112,263,390

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2017 and 2016

	For the three months ended March		For the six months ended March
	2017	2016	2017	2016
Sales (including excise taxes of $85.7 million and $88.7 million, and $176.7 million and $186.0 million, respectively)	$294,047,870	$296,449,126	$604,152,099	$618,457,375
Cost of sales	276,573,968	278,908,888	568,362,211	581,955,233
Gross profit	17,473,902	17,540,238	35,789,888	36,502,142
Selling, general and administrative expenses	15,820,504	14,770,358	31,518,823	30,615,492
Depreciation and amortization	529,969	575,681	1,056,402	1,142,630
	16,350,473	15,346,039	32,575,225	31,758,122
Operating income	1,123,429	2,194,199	3,214,663	4,744,020

Other expense (income):
Interest expense	147,910	161,402	365,453	373,856
Other (income), net	(14,964)	(35,827)	(20,737)	(63,082)
	132,946	125,575	344,716	310,774
Income from operations before income tax expense	990,483	2,068,624	2,869,947	4,433,246
Income tax expense	502,000	922,000	1,335,000	1,931,000
Net income	488,483	1,146,624	1,534,947	2,502,246
Preferred stock dividend requirements	—	(48,643)	—	(97,820)
Net income available to common shareholders	$488,483	$1,097,981	$1,534,947	$2,404,426

Basic earnings per share available to common shareholders	$0.72	$1.81	$2.26	$3.90
Diluted earnings per share available to common shareholders	$0.71	$1.61	$2.22	$3.46

Basic weighted average shares outstanding	678,938	606,080	680,318	615,768
Diluted weighted average shares outstanding	688,016	712,547	690,190	723,317

Dividends declared and paid per common share	$0.46	$0.46	$0.64	$0.64

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2017 and 2016

	March	March
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,534,947	$2,502,246
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	923,903	960,130
Amortization	132,499	182,500
Gain on sale of property and equipment	(21,624)	(34,482)
Equity-based compensation	765,554	660,203
Deferred income taxes	318,682	352,242
Provision (recovery) for losses on doubtful accounts	29,000	(67,000)
Provision for losses on inventory obsolescence	72,197	70,818
Other	1,308	(4,022)
Changes in assets and liabilities:
Accounts receivable	2,266,241	2,677,840
Inventories	2,625,416	4,128,553
Prepaid and other current assets	778,364	(1,954,372)
Other assets	(52,854)	20,467
Accounts payable	(771,163)	(1,005,681)
Accrued expenses and accrued wages, salaries and bonuses	(822,955)	(1,479,465)
Income taxes receivable	(117,476)	343,304
Net cash flows from operating activities	7,662,039	7,353,281

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(837,895)	(692,402)
Proceeds from sales of property and equipment	31,978	48,164
Net cash flows from investing activities	(805,917)	(644,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on bank credit agreements	(5,434,648)	(3,292,820)
Principal payments on long-term debt	(180,267)	(174,650)
Repurchase of common stock	(1,038,060)	(2,547,683)
Dividends paid on convertible preferred stock	—	(97,820)
Dividends on common stock	(452,685)	(412,210)
Withholdings on the exercise of equity-based awards	(107,082)	(81,406)
Net cash flows from financing activities	(7,212,742)	(6,606,589)
Net change in cash	(356,620)	102,454
Cash, beginning of period	605,380	219,536
Cash, end of period	$248,760	$321,990

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$365,620	$391,130
Cash paid during the period for income taxes	1,133,794	1,235,454

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	29,219	17,500
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,262,763	1,174,981

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727